UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 4

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	33-1082757
(State of incorporation or organization)	(IRS Employer Identification No.)

200 West Madison Street Suite 1700 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form 8-A is being filed to amend the description of the securities registered pursuant to the Registration Statement on Form 8-A filed by Strategic Hotels & Resorts, Inc. (the “Company”) with the Securities and Exchange Commission on November 18, 2008, as amended on November 19, 2008, November 25, 2009 and November 13, 2012 (as so amended, the “Form 8-A”). The Form 8-A was filed with respect to the rights issued pursuant to the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009 and November 12, 2012 (as so amended, the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent, pursuant to which the Company declared a dividend of one preferred share purchase right for each outstanding share of common stock, par value $.01 per share, of the Company. On May 30, 2013, the Rights Agreement was further amended pursuant to Amendment No. 3 to the Rights Agreement, dated as of May 30, 2013 (the “Amendment”), by and between the Company and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as rights agent, to accelerate the expiration date of the stockholder rights plan contemplated by the Rights Agreement and the rights issued thereunder. This Amendment No. 4 to the Registration Statement on Form 8-A is being filed to update the description of the rights registered pursuant to the Form 8-A based on the Amendment and to attach the Amendment as an exhibit.

Item 1. Description of Registrant’s Securities To Be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

Amendment to Rights Agreement

On May 30, 2013, Strategic Hotels & Resorts, Inc. (the “Company”) entered into an amendment, dated as of May 30, 2013 (the “Amendment”), to the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009 and November 12, 2012 (as so amended, the “Rights Agreement”), by and between the Company and Computershare Shareowner Services LLC, a New Jersey limited liability company (f/k/a Mellon Investor Services LLC), as rights agent.

Effective as of May 30, 2013, the Amendment accelerates the expiration date of the Company’s Series D Junior Participating Preferred Stock Purchase Rights (the “Rights”) from the close of business on November 30, 2013 to the close of business on May 30, 2013. Accordingly, as of 5:00 p.m. (Chicago, Illinois time) on May 30, 2013, the Rights expired and the Rights Agreement effectively terminated as of such time.

The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement.

Item 2. Exhibits.

Exhibit Number	Description of Document

1	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008.*

2	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2010.*

3	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012.*

4	Rights Agreement, dated as of November 14, 2008, between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 19, 2008.*

5	Amendment No. 1 to the Rights Agreement, dated as of November 24, 2009, by and between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, amending the Rights Agreement, dated as of November 14, 2008, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2009.*

6	Amendment No. 2 to the Rights Agreement, dated as of November 12, 2012, by and between Strategic Hotels & Resorts, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), amending the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012.

7	Amendment No. 3 to the Rights Agreement, dated as of May 30, 2013, by and between Strategic Hotels & Resorts, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), amending the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009 and November 12, 2012, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2013.

*Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

Date: May 31, 2013	By:	/s/ Paula C. Maggio

Name: Paula C. Maggio Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

1	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008.*

2	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2010.*

3	Articles Supplementary setting forth the terms of the Series D Junior Participating Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012.*

4	Rights Agreement, dated as of November 14, 2008, between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 19, 2008.*

5	Amendment No. 1 to the Rights Agreement, dated as of November 24, 2009, by and between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, amending the Rights Agreement, dated as of November 14, 2008, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2009.*

6	Amendment No. 2 to the Rights Agreement, dated as of November 12, 2012, by and between Strategic Hotels & Resorts, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), amending the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012.

7	Amendment No. 3 to the Rights Agreement, dated as of May 30, 2013, by and between Strategic Hotels & Resorts, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), amending the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009 and November 12, 2012, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2013.

*Previously filed.

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